Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements Nos. 333-201769, 333-215366, 333-229226 and 333-255177 on Form S-8 of our reports dated April 27, 2021, relating to the financial statements of Momo Inc. and the effectiveness of Momo Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 20-F for the year ended December 31, 2020.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

April 27, 2021